China Shen Zhou Appoints New Chief
Financial Officer

BEIJING, Dec. 5, 2012 -- China Shen Zhou Mining & Resources, Inc. ("China Shen Zhou", or the "Company") (NYSE Amex: SHZ), a company engaged in the exploration, development, mining and processing of fluorite, barite, zinc, copper, and other nonferrous metals in China, today announced that the company has appointed Mr. Hai Hu as the new Chief Financial Officer ("CFO"), effective immediately.

Prior to joining the Company, Mr. Hu served as Director of Corporate Accounting at Interstate China, one of the largest companies in hotel management and real estate investment worldwide. Previously, Mr. Hu headed the finance department at a leading specialty insurance provider, Assurant, in China. He received an M.B.A. from State University of New York Binghamton and holds the CFA designation.

"As China Shen Zhou is becoming a more mature public company, we are pleased to bring in such a high-caliber executive to help strengthen the internal control and steer the strategic direction of our company," said Ms. Xiaojing Yu, Chairperson and CEO. "Mr. Hu has proven track records with some of the largest Chinese and international companies. His expertise and leadership in corporate financial management, sharp business acumen and deep understanding of Chinese business environment make him a natural choice as an integral part of Shen Zhou's long term sustainable development."

Effective immediately, Mr. Jiayin Zhu, the former CFO, has resigned from his position to pursue other personal interest. "On behalf of the board, I'd like to thank Jiayin for his contributions over the years in assisting us to expand our footprint in China. We wish him well in his future endeavors." Ms. Yu concluded.

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiaries, is engaged in the exploration, development, mining, and processing of fluorite, barite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite extraction and processing in the Sumochaganaobao region of Inner Mongolia; (b) fluorite and barite extraction and processing in the Wuchuan County of Guizhou province (c) fluorite and barite extraction and processing in the Yanhe County of Guizhou province.(d) fluorite extraction and processing in Jingde County, Anhui Province; (e) zinc/copper/lead processing in Wulatehouqi of Inner Mongolia; and (f) zinc/copper exploration, mining and processing in Xinjiang. For more information, please visit http://www.chinaszmg.com/.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "will", "believes", "expects" or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Min Liu
Investor Relations
Grayling
Tel: +1-646-284-9413
min.liu@grayling.com

Shiwei Yin
Grayling
Tel: +1-646-284-9474
shiwei.yin@grayling.com

2